Advantage Solutions names Dean General new Chief Operating Officer of Branded Services business segment

Seasoned retail executive with deep experience and connectivity in the retail and consumer goods industry to replace Jack Pestello, who announced his departure.

ST. LOUIS, MARCH 7, 2025 (GLOBE NEWSWIRE) -- Advantage Solutions Inc. (NASDAQ: ADV), a leading provider of business solutions to consumer goods manufacturers and retailers, today announced the appointment of Dean General as the new Chief Operating Officer of its Branded Services business unit effective March 24. General will join the company’s executive leadership team.

General will replace Jack Pestello, who elected to leave Advantage effective May 1 to pursue new leadership opportunities in retail.

General, a seasoned retail executive with more than 30 years of experience at consumer goods companies, will oversee the Advantage business unit that serves as a strategic extension of consumer-packaged goods companies’ sales and marketing teams, with services that include selling to retailers, retail merchandising and omnichannel marketing.

In this role, Dean will lead Advantage’s efforts to leverage its expansive retail connectivity, leading technology and network scale to bring value-added services to clients — guiding how best to perform and pivot to enhance productivity, unlock cash and fuel growth.

“We’re excited to welcome Dean to the team,” said Advantage Solutions CEO Dave Peacock. “Dean’s extraordinary track record driving organizational transformation has helped companies improve capabilities, enhance team and client relationships and drive profitability. I’m confident he will build on our strong foundation and bring new momentum for our Branded Services business at Advantage.”

General joins Advantage from Henkel Consumer Brands where he spent nearly four years as general manager of retailer brands and senior vice president of commercial development, implementing strategies that drove profitable revenue and share growth.

Prior to his time at Henkel, General served as Chief Commercial Officer at Treehouse Foods, where he led the private-brand manufacturer’s commercial transformation, driving profitable revenue and share growth. A dynamic driver of organizational transformation, General also held leadership positions at Newell Brands, The Kraft Heinz Co., Kraft Foods Group, Nabisco and General Mills.

“I am honored and excited for the opportunity to join the Advantage team and build upon its history of extraordinary success helping CPG companies and retailers thrive,” General said. “Advantage is a trusted leader in the industry, and I know first-hand that our CPG clients need, trust and value our best-in-class performance and leading capabilities.”

General earned a Bachelor of Science degree in business from Rider University and holds an Executive Scholar credential from Northwestern University’s Kellogg School of Business.

Pestello, who joined Advantage in 2023, played an integral role in the company’s transformation journey, helping re-segment its business and simplify its operating model.

“Jack has been a trusted partner in streamlining operations across our Branded Services segment amidst an increasingly competitive backdrop, and we wish him the best in his future endeavors,” Peacock said.

About Advantage Solutions

Advantage Solutions is the leading omnichannel retail solutions agency in North America, uniquely positioned at the intersection of consumer-packaged goods (CPG) brands and retailers. With its data- and technology-powered services, Advantage leverages its unparalleled insights, expertise and scale to help brands and retailers of all sizes generate demand and get products into the hands of consumers, wherever they shop. Whether it’s creating meaningful moments and experiences in-store and online, optimizing assortment and merchandising, or accelerating e-commerce and digital capabilities, Advantage is the trusted partner that keeps commerce and life moving. Advantage has offices throughout North America and strategic investments and owned operations in select international markets. For more information, please visit YourADV.com.

Investor Contact:
Ruben Mella
investorrelations@youradv.com

Media Contact:
Peter Frost
press@youradv.com